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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 15, 2005

                         ------------------------------

                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)

            TEXAS                                  1-31447                              74-0694415
(State or other jurisdiction              (Commission File Number)                     (IRS Employer
      of incorporation)                                                             Identification No.)


                    1111 LOUISIANA
                    HOUSTON, TEXAS                                                77002
       (Address of principal executive offices)                                (Zip Code)


       Registrant's telephone number, including area code: (713) 207-1111

                         ------------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
            OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         On March 15, 2005, CenterPoint Energy, Inc. (the "Company") borrowed $416 million under its $1 billion five-year revolving credit facility with Citibank N.A., as Syndication Agent, Barclays Bank plc, Bank of America, N.A. and Credit Suisse First Boston, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent. The Company used substantially all of the borrowing to make a federal income tax payment. After the borrowing on March 15, 2005, there was a total of $651 million outstanding under the Company's $1 billion credit facility. For more information regarding the Company's $1 billion credit facility, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Future Sources and Uses of Cash -- Credit Facilities" in Item 7 of the Company's Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference herein.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CENTERPOINT ENERGY, INC.



Date: March 18, 2005                       By: /s/ James S. Brian
                                              ----------------------------------
                                              James S. Brian
                                              Senior Vice President and
                                              Chief Accounting Officer